                                                                    EXHIBIT 10.3


     Agreement made and entered as of February 16, 1999 by and between:

     PANACHE INC., a California corporation ("Corporation"), f/s/o DEIDRE HALL ("Artist"), Crofton Management Group, 1888 Century Park East, Suite 214, Los Angeles, CA. 90067; and

     INTERNATIONAL TRADING & MANUFACTURING, a Nevada corporation ("ITM"), 2533 North Carson Street #1667, Carson City, Nevada 69706.

     ITM hereby agrees to engage Corporation and Corporation accepts such engagement and agrees to furnish the services of Artist as a spokesperson for those Baby Genius and Little Genius products, including any new products introduced during the Term, set forth on Schedule "A", attached hereto and incorporated herein by reference (collectively, the "Products") of ITM, on the following terms and conditions:

1.   SERVICES:

     A.   Corporation shall furnish the services of Artist:

          (i) as an on-camera performer in one (1) thirty minute (30) infomercial ("Infomercial");

          (ii) as an on-camera performer in one (1) two (2) minute television commercial ("Commercial");

          (iii) as a spokesperson, the specific show(s) to be mutually agreed upon, limited to national television shows such as Rosie O'Donnell and Oprah ("Personal Appearance"); and,

          (iv) as a voice-over performer in two (2) radio commercials ("Radio Commercial"), one Radio Commercial not to exceed sixty seconds (60) and the other thirty seconds (30) in running time.

          No Commercial, Infomercial or Radio Commercial shall be scheduled to air opposite Days of Our Lives.

     B. Corporation shall furnish the services of Artist for the number of days specified below (exclusive of travel time) in order to fulfill the requirements of this Agreement:

          (i) For production (including rehearsal time) of the Infomercial - Up to two (2) production days [each day not to exceed twelve (12) hours].

          (ii) For production (including rehearsal time) of the Commercial - One (1) production day [not to exceed twelve (12) hours].

          (iii) For each Personal Appearance - One (1) day.

          (iv)  For production of the Radio Commercial - two (2) hours.
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     The scheduling of days on which Artist shall render services will be mutually agreed to between ITM and Artist, subject to the other professional commitments of the Artist.

     C. Artist shall make herself available to the extent reasonably necessary to participate in those activities normally required in connection with the production of a Commercial and Infomercial. The services of Artist shall be rendered to the best of Artist's ability. Artist shall have the right to review and reasonably approve (i) the script for the Commercial and Infomercial, (ii) the content, station and time placement of the Radio Spot ("Radio Spot Approval"), (iii) any likeness or still photographs ("Photograph") of Artist to be used in the marketing, advertising, promotion, distribution and sale of the Products and (iv) any related press or publicity material ("Related Material"). The Artist will be deemed to have approved a script, Photograph, Radio Spot Approval or Related Materials unless the Artist objects within five (5) business days of receipt of the script, Photograph, Radio Spot Approval or Related Materials.

2.   TERM:

     The term of this Agreement shall commence on the date hereof and shall continue for a period of One (1) year from March 1, 1999. Corporation and ITM shall enter into good faith negotiations thirty (30) days prior to the expiration of the Term to determine whether or not to extend the Term for an additional year ("First Additional Term"). If there is a First Additional Term then the parties hereby agree to enter into good faith negotiations thirty (30) days prior to the expiration of the First Additional Term to determine whether or not to extend the First Additional Term for a Second Additional Term.

3.   AREA OF USE; NO USE BEYOND TERM:

     A. During the Term hereof, the materials produced hereunder may be used Worldwide.

     B. The right to use any materials produced under this Agreement shall cease upon the expiration or earlier termination of the Term hereof. ITM is hereby granted the right to sell-off any existing inventory of Products for a six (6) month period following termination of the Agreement, provided that ITM shall not manufacture any new Products thirty (30) days prior to the termination of the Agreement.

4.   COMPENSATION:

     A. As full compensation for Artist's services, use of the materials produced hereunder and any other rights granted and obligations assumed by Corporation and Artist hereunder, ITM shall compensate (cumulatively, the "Compensation") Corporation as follows:

        (i) Payment of One Hundred Thousand Dollars ($100,000.00), non refundable, payable as follows: (a) Fifty Thousand Dollars ($50,000.00) immediately following full execution of this Agreement and (b) Fifty Thousand Dollars ($50,000.00) on or before September 1, 1999; and,




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          (ii) Grant to Corporation Two Hundred Thousand (200,000) Shares of
Capital Stock ("Shares") of "Restricted Securities" (as that term is defined under Rule 144 of the Securities Act of 1933) of ITM, and/or any successor company. Certificates representing the amount of the Shares are to be issued as follows: (a) Eighty Thousand (80,000) Shares immediately following full execution of this Agreement; (b) Sixty Thousand (60,000) Shares on or before September 1, 1999; and (c) Sixty Thousand (60,000) Shares on or before
March 1, 2000. The Shares are not subject to any so-called vesting period, the sole restriction as to the sale and/or transfer of the Shares shall be that the Shares must be held for One (1) year from the date of each issuance (the, "Restriction Period"). The Corporation is hereby granted a most favored nation provision ("Most Favored Nation") with respect to anti-dilution ("Anti-Dilution") of the Shares. Most Favored Nation shall apply if any employee, officer or director of ITM, any person, company, trust, agent or entity (collectively, the "Person") either has been granted or is subsequently granted during the Term hereof (as it may or may not be extended, but in any event not prior to the expiration of the Restriction Period), anti-dilution protection with respect to any shares, including but not limited to options, warrants or other similar instruments, previously or subsequently issued by or on behalf of ITM.

     B. Ninety (90%) percent of the Compensation to be paid hereunder shall be payable to Panache, Inc. f/s/o Deidre Hall and sent to Crofton Management Company ("Crofton"). The remaining Ten (10%) percent agency fee due from Panache to David Shapira and Associates, Inc. ("Shapira") shall be paid directly to Shapira. Payments shall be made to the addresses set forth in this Agreement. A copy of the check to Shapira will accompany the check sent to Crofton. Payment to Crofton and Shapira shall be deemed payment to Panache. Ninety (90%) percent of the Shares to be issued shall be issued directly to Panache, Inc. and Ten (10%) percent of the Shares shall be issued directly to Shapira.

     C. ITM hereby agrees to pay directly to the appropriate union office within thirty (30) days of receipt of notice from Corporation the amount due of all requisite pension and health/welfare contributions on the above compensation pursuant to the applicable union contract. Corporation will furnish ITM with all appropriate information in connection therewith.

5.   EXCLUSIVITY:

     A. During the term of this Agreement, Artist shall not render services, nor authorize the use of Artist's name, likeness or testimonial in connection with the advertising or promotion of the Products, other than those of ITM (herein collectively called "Competitive Products"). This exclusivity shall extend to any other products added to the Baby Genius and Little Genius product line, provided that written notice naming the new product(s) has been furnished to Corporation.

     B. Corporation represents that Artist has not heretofore rendered services directly or indirectly, in advertising or promotion in any medium of any Competitive Products, the utilization of which may occur within the term hereof.




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

6.   USE OF NAME AND LIKENESS:

     ITM shall have the right during the term of this Agreement to use and to authorize the use of Artist's name, likeness and biographical materials on Products to its licensees/distributors, successors, permitted assigns, authorized television media and advertising representatives and in connection with the services to be performed pursuant to paragraph 1. herein, solely for the sale of the Products and for the purpose of promoting and publicizing to the trade Artist's services hereunder.

7.   TRAVEL EXPENSES:

     When commercial airlines are available, if Artist is required to travel more than fifty (50) miles from her residence, in order to render services hereunder, ITM will furnish Artist with two (2) first class round trip airline tickets, first class exclusive ground transportation to and from the applicable airports and between the hotel and the facility where Artists services are to be rendered and first class hotel accommodations. Artist shall also receive a living expense (Per Diem") for each day which Artist's services are required, the amount of the Per Diem to be negotiated in good faith with Artist's Agent, David Shapira.

8.   MAKEUP AND HAIRDRESSING SERVICES:

     ITM shall provide, in connection with each appearance by Artist on camera, at a photography session or at a live appearance, the services of a hairdresser and makeup person, subject to Artist's reasonable approval of the personnel.

9.   OWNERSHIP:

     All advertising materials produced hereunder shall be and remain the sole and absolute property of ITM and neither Corporation nor Artist shall have any right, title or interest of any kind in or to said advertising materials or any component part, element of reproduction thereof.

10.  EDITING:

     Corporation agrees that ITM shall have, subject to the applicable guild agreements having jurisdiction over Artist's services hereunder, full and complete right to edit Artist's Commercial and Infomercial performance, provided such editing does not alter in a material respect the content of any materials previously approved by Artist.

11.  PAY OR PLAY:

     ITM shall not be under any obligation to make or use any advertising materials, it being understood that ITM's entire liability hereunder may be discharged by payment of the Compensation set forth in paragraph 4.A. (i) and issuance of the Shares set forth in paragraph 4.A. (ii) herein.

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
12.  UNION BENEFITS:

     ITM hereby agrees to abide by all applicable guild rules and regulations.

13.  MORALS:

     In the event Artist shall have been convicted of any crime involving moral turpitude, or a morals breach occurs as defined in the Days of Our Lives Contract with Panache which causes a termination of Artist's participation in that show, ITM shall have the right to terminate this Agreement, unless Panache prevails in its dispute with Days of Our Lives.

14.  INJUNCTIVE RELIEF:

     ITM shall be entitled, in addition to any other rights which it may have to damages or otherwise, to seek injunctive and other equitable relief against Corporation to restrain, enjoin or prevent the violation or breach by Corporation of any provision of this Agreement.

15.  INDEPENDENT PARTIES:

     Each party to this Agreement is dealing with the other as independent contractors. This Agreement does not create nor is it intended in any way to create, a joint venture, partnership or employer/employee relationship between the Corporation/Artist and ITM nor does it create nor is it intended in any way to create any such relationship between the Corporation/Artist and ITM other than as independent contractors.

16.  TAXES:

     ITM and the Corporation shall be responsible for payment of all of its own Federal, State and local taxes of any kind or nature whatsoever. Without limiting the generality of the foregoing, Corporation assumes sole and exclusive responsibility for the payment of all employer and employee contributions and taxes relating to the Artist under all applicable laws now in effect or hereafter enacted.

17.  WARRANTIES AND REPRESENTATIONS OF THE CORPORATION:

     Corporation hereby warrants and represents that:

     A. Corporation is duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to own its assets and properties and to carry on its business as now being and heretofore conducted.

     B. Corporation has the full right and authority to enter into this Agreement with respect to Artist's services.

     C. Neither Artist nor Corporation has made or will make any agreement or commitment


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which would prevent or interfere in any manner with the full performance of
Artist's services hereunder.

     D. In the making or performance of this Agreement, Artist will not knowingly violate any laws, orders or regulations, or the rights, legal or equitable of anyone.

     E. Artist has the full ability and right to do any and all things called for by this Agreement.

     F. Corporation is, and during the term of this Agreement will remain, signatory to the applicable guild agreements of the unions having jurisdiction over the services to be rendered by Artist hereunder.

     G. Artist is, and during the term of this Agreement, shall remain, an employee of Corporation for the purposes of this Agreement and Corporation shall discharge all obligations imposed by any union code, federal, state or local law or regulation now or hereafter in force with respect to employees, including, but not limited to the withholding of taxes, the filing of all returns and reports and the payment of all assessments, taxes, contributions (except for any pension and welfare contributions made directly by ITM) and other sums required to be withheld, filed and/or paid by employers.

18.  COVENANTS OF THE CORPORATION:

     The Corporation hereby covenants to ITM as follows:

     The Corporation shall defend, indemnify and hold harmless ITM and its respective directors, officers, employees, affiliates and agents from any and all costs (including reasonable attorneys' fees, expenses and other court costs), expenses, damages, or other liabilities to third parties arising from a breach of the Corporation's material representations and warrants contained herein, including without limitation, relating to the use of the name, voice and likeness of the Artist.

19.  WARRANTIES AND REPRESENTATIONS OF ITM:

     ITM hereby warrants and represents that:

     A. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its assets and properties and carry on its business as now being and heretofore conducted.

     B.   It has the full right and authority to enter into this Agreement.

     C. It has not made nor will it make any agreement or commitment which would prevent or interfere in any manner with the full performance of its obligations hereunder.

     D. In the making or performance of this Agreement, it will not knowingly violate any laws,



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
orders or regulations, or the rights, legal or equitable, of anyone.

     E. It has the full ability and right to do any and all things called for by this Agreement.

     F. Trademark protection pursuant to The Trademark Act of 1946, as amended, has been obtained for the Products through the United States Patent and Trademark Office.

     G. No Person has been granted Anti-Dilution rights with respect to the issuance of additional shares, including but not limited to options, warrants and any similar instruments of ITM, ITM has not covenanted to grant Anti-Dilution to any Person.

20.  COVENANTS OF ITM:

     ITM hereby covenants to Corporation and Artist as follows:

     ITM shall defend, indemnify and hold harmless the Corporation and Artist from any and all costs (including reasonable attorneys' fees and expenses and other court costs), expenses, damages, or other liabilities to third parties arising from a breach of ITM's material representations and warranties contained herein, claims in the nature of product liability or defects inherent in the Products, claims in the nature of alleged deceptive or misleading advertising or promotion or any other claims involving the Commercial, Infomercial, Radio Spot, any Related Materials or the Products. ITM shall cause the Corporation and Artist to be named as additional insureds on any policies of product liability or errors and omission insurance maintained by ITM in respect of the Products. In the event ITM doesn't presently carry comprehensive general liability insurance policies ("Insurance"), including but not limited to products liability and advertising/endorsement liability coverage, then ITM shall obtain such Insurance with a policy limit of One Million Dollars ($1,000,000). The Insurance shall be maintained for a period of three (3) years following the end of the term. ITM, within thirty (30) days of the date hereof, shall furnish the Corporation with a Certificate of Insurance naming the Corporation and Artist as additional insureds.

21.  FORCE MAJEURE:

     In the event of failure of performance of this Agreement by either party, such failure shall not be deemed a breach of this Agreement if such failure arises from a cause which is beyond the control of and without the negligence of the party failing to perform. Such force majeure causes include, but are not limited to, acts of God, acts of governments, wars, hostilities, insurrections, riots, strikes or labor disputes, or natural catastrophes.

22.  ASSIGNMENT:

     Corporation hereby consents to the assignment of this Agreement by ITM to any of its affiliates or to an entity that acquires all or substantially all of the assets of ITM. The assignment shall become effective upon receipt by the Corporation of written notice of the assignment and the assignee assuming responsibility in writing for all of ITM's obligations to the

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

Corporation. Other than as provided herein, this Agreement may not be assigned by ITM without the prior written consent of the Corporation, which consent shall not be unreasonably withheld.

23. NOTICES:

     Any notice, request or other communication required or permitted under this Agreement shall be in writing and given or made by facsimile, physical delivery, or by registered or certified mail, postage prepaid, return receipt requested or by overnight carrier addressed to the appropriate party. Mailed notices shall be deemed to have been received five (5) days after being deposited in the United States mail, or if by overnight mail, on the next working day following the sending thereof, or if by any other means upon receipt. Any party may change the person and addresses to which notices, requests or other communications are sent by giving a written notice of such change to the other party in the manner provided herein for giving notice, said notice to be effective upon receipt. All notices shall be addressed as follows:

     If to the Corporation:

     Panache, Inc.
     1888 Century Park East
     Suite 214
     Los Angeles, CA. 90067
     Fax Number (310) 788-2755

     With a copy to:

     Ruth Crofton
     1888 Century Park East
     Suite 214
     Los Angeles, CA. 90067
     Fax Number (310) 788-2755


     If to ITM:

     International Trading & Manufacturing
     11250 El Camino Real
     Suite 100
     San Diego, CA. 92130
     Attn: Klaus Moeller



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
  With copy to:

     Norman Nouskajian, Esq.
     12625 High Bluff Drive
     San Diego, CA. 92130
     Fax Number (619) 793-2103

24.  ATTORNEYS' FEES:

     If either party brings an action to enforce the terms hereof or declare rights hereunder the prevailing party in any such action, on trial or appeal, shall be entitled to recover reasonable attorneys' fees to be paid by the losing party as fixed by the court.

25.  HEADINGS:

     The headings of the various paragraphs and subparagraphs of this Agreement are for convenience and easy reference only and do not define, limit, augment or describe the scope, content, or intent of this Agreement or any part or parts of this Agreement.

26.  CUMULATIVE REMEDIES:

     No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.  CONSTRUCTION OF AGREEMENT:

     No one party shall be deemed to be the drafter of this Agreement. This Agreement shall not be construed in favor of or against any party hereto; it shall be construed as if all parties prepared this Agreement.

28.  WAIVER:

     The failure of either party to this Agreement to object to or to take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver thereof or of any future breach or subsequent wrongful conduct. No waiver by either party, whether express or implied, of any provisions of this Agreement or of the breach or default shall constitute a continuing waiver of such provision or of any other provision of this Agreement.

29.  CONFIDENTIALITY

     A. ITM hereby agrees to hold confidential and not disclose at any time to the media or to any person, any personal, private or proprietary information which ITM learns through the association with Corporation and/or Artist which pertains to the business, personal or private affairs of Corporation and/or Artist (Confidential Information) excluding from the foregoing, any




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

disclosure ITM may be required to make by judicial process from a court of competent jurisdiction or otherwise as a matter of law.

     B. Corporation and Artist agree to hold all information given to them by ITM or any of its affiliates, agents or assigns pertaining to the Products (also Confidential Information) in strict confidence and not to release, disclose or disseminate any such information without prior written approval of ITM, excluding from the foregoing any disclosure Corporation or Artist may be required to make by judicial process from a court of competent jurisdiction or otherwise as a matter of law.

     C. The Confidential Information may be disclosed to agents, employees or professional advisors of Corporation, Artist or ITM, who need to have access to the Confidential Information to develop, enhance or promote the Products or business contemplated thereby, provided that all such persons shall be informed of and agree to the confidential nature of the information.

     D. A party to this Agreement may disclose the Confidential Information to the extent required by applicable law or regulations. In the event a party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) do disclose any Confidential Information, it is agreed that party will provide the other parties with prompt notice of any such request or requirement so that the party may, should it desire to do so, seek an appropriate protective order or waive the party's compliance with the provisions of this Agreement. Failing the entry of a protective order or the receipt of a waiver hereunder, a party may disclose that portion of the Confidential Information requested.

     E. The term "Confidential Information" and the provisions of this Agreement relating thereto shall not apply to any information which (i) becomes generally available to the public, other than as a result of a disclosure by a party in violation of this Agreement, (ii) becomes available to a party on a non-confidential basis from a source other than a party or its representatives,
(iii) was available to a party on a non-confidential basis prior to this contract independently and is not based upon or derived from Confidential Information, and (iv) becomes generally available by a party's own actions.

     F. ITM and the Corporation agree that with, with respect to any breach by such party of the provisions of this Paragraph 29, the non-breaching party shall have the right to seek to obtain an injunction to be issued by any tribunal of competent jurisdiction restricting the breaching party from continuing to breach the provisions of Paragraph 29. The provisions of this Paragraph 29. shall survive termination (for whatever reason) of this Agreement.

30.  DEATH OR INCAPACITY OF ARTIST:

     In the event of Artist's death or incapacity during the Term hereof, Corporation shall be entitled to receive the Compensation set forth in Paragraph 4. above, provided Artist has completed performance of the Infomercial, Commercial and one (1) Personal Appearance.



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

31.  ENTIRE AGREEMENT:

     This writing contains the entire Agreement of the parties with respect to any matter mentioned in this Agreement. No prior agreement or understanding pertaining to any such matter shall be effective. No representations were made or relied upon by either party, other than those that are expressly set forth in this Agreement. No agent, employee, or other representative of either party is empowered to alter any of the terms hereof, unless done in writing and signed by the party, and if a party is a corporation, by an executive officer thereof.

32.  GOVERNING LAW:

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements made and to be performed within that State. The parties agree and consent that jurisdiction and venue of all matters relating to this Agreement shall be vested exclusively in the Federal, state and local courts located in Orange County within the State of California.

33.  SEVERABILITY:

     If any provision of this Agreement, as applied to either party or to any circumstances, finally shall be determined by a court to be void or unenforceable, the same shall be stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

34.  BANKRUPTCY:

     In the event ITM or Corporation files a petition in bankruptcy or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against ITM or Corporation, or if ITM or Corporation becomes insolvent, or makes an assignment for the benefit of ITM's or Corporation's creditors, or any arrangement pursuant to any bankruptcy law, or if a receiver is appointed for ITM or the Corporation, or their respective businesses, then ITM or the Corporation, as the case may be, may at ITM's or the Corporation's sole election terminate this Agreement upon thirty (30) days written notice to ITM or the Corporation.

35.  CORPORATION'S RIGHT TO PURCHASE PRODUCTS:

     Corporation may from time to time purchase Products from ITM for purposes of gifts for Artist's immediate family and close friends and not for resale by Corporation or the donee. The purchase price payable by Corporation shall be ITM's manufacturing cost, plus tax and freight.


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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   INTERNATIONAL TRADE & MANUFACTURING


                                   By: /s/ KLAUS MOELLER
                                       -------------------------------
                                       KLAUS MOELLER
                                       Its Director


                                   PANACHE, INC.


                                   By: /s/ DEIDRE HALL
                                       --------------------------------
                                       DEIDRE HALL
                                       Its President



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

                                 as of February 16, 1999


International Trade & Manufacturing
2533 North Carson Street
Suite #1667
Carson City, Nevada 69706
Attn: Mr. Klaus Moeller

Dear Mr. Moeller:

Reference is made to the Agreement made as of February 16, 1999 between Panache, Inc., a California corporation (herein called the "Lender") and International Trade & Manufacturing, a Nevada corporation (herein called "ITM") with regard to Lender's providing and lending the undersigned's services to ITM.

As an inducement to ITM to enter into the Agreement and as a material part of the consideration for ITM entering into the Agreement, the undersigned hereby represents, warrants and agrees as follows, effective on the date first set forth above:

     1. That the undersigned has heretofore entered into an agreement (herein called the "Employment Agreement") with Lender covering the rendition of the undersigned's services for Lender and that Lender has the right and authority to enter into the Agreement and to furnish to ITM the rights and services of the undersigned upon the terms and conditions therein specified.

     2. That the undersigned is familiar with each and all of the terms, covenants and conditions of the Agreement and hereby consents to the execution thereof; that the undersigned shall perform and comply with all of the terms, covenants and conditions of the Agreement to be performed and complied with by the undersigned, even if the Employment Agreement should hereafter expire, be terminated (whether by the undersigned or the Lender) or be suspended; that the representations and warranties of Lender contained in the Agreement are true; and that the undersigned has granted to Lender all of the rights granted to ITM under the Agreement.

     3. That the undersigned is under no obligation or disability by law or otherwise which would prevent or restrict the undersigned from performing and complying with all of the terms, covenants and conditions of the Agreement to be performed or complied with by the undersigned.

     4. That to the undersigned's actual knowledge there are no actions, suits or proceedings pending or threatened before any court, arbitrator or government body involving the undersigned




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
personally, or which might adversely affect the carrying out by Lender of its obligations under the Agreement.

     5. That the undersigned will look solely to Lender and not to ITM for all compensation and other renumeration for any and all services which the undersigned may render and all rights which Lender may grant to ITM under the Agreement.

     6. That ITM shall be entitled to, in addition to any other rights which ITM may have to damages or otherwise, to seek injunctive and other equitable relief against the undersigned to restrain, enjoin and/or prevent the violation or breach by the undersigned of any obligation of the undersigned to be performed as provided in the Agreement and/or the violation or breach by the undersigned of any obligations or agreements under this instrument.

     7. That if Lender shall be dissolved or should otherwise cease to exist or for any reason whatsoever should fail, be unable, neglect or refuse to perform and observe each and all conditions of the Agreement by Lender or by the undersigned, ITM shall be entitled to seek legal and equitable relief by way of injunction or otherwise against Lender or against the undersigned or against both of us at ITM's discretion, without the necessity of first resorting to rights or remedies which you may have against Lender; all of the foregoing to be to the same extent and with the same force and effect as if the undersigned were a direct employee of ITM, and as if, in the Agreement, the undersigned had personally agreed to render the services therein provided to be rendered by the undersigned and to perform and observe each and all of the terms and conditions of the Agreement requiring performance or compliance on the part of Lender or the undersigned or both of us.

     8. If ITM shall serve Lender with any notices, demands or instruments relating to the Agreement or the rendition of the services of the undersigned thereunder, such delivery shall constitute notice to the undersigned.

                              Very truly yours,

                              /s/ DEIDRE HALL

                              DEIDRE HALL



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


                                  SCHEDULE "A"

1.   Baby Genius and Little Genius CDs

2.   Baby Genius and Little Genius Coloring Books



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
                                    ADDENDUM

Reference is made to the agreement ("Agreement") entered into as of February 16, 1999, by and between Panache, Inc., a California corporation ("Corporation") f/s/o Deidre Hall and International Trading & Manufacturing, a Nevada corporation ("ITM"). In exchange for good and valuable consideration receipt of which is hereby acknowledged, the parties hereby agree as of April 8, 1999 to amend the Agreement as follows:

     In paragraph 4 (a) (ii), line 9, of the Agreement following ("Restriction Period") the following new sentence is added:

     "Notwithstanding anything to the contrary contained herein ITM hereby agrees to send the Shares to its transfer agent, currently Interwest Transfer Co., Inc. with instructions for the restrictive legend ("Not Registered") which appears on the face of the Shares to be removed on the earlier of the registration of any unregistered shares, the filing of any Public Offering by or on behalf of ITM or the expiration of each twelve (12) month period following the issuance of the Shares."

     All of the other terms, covenants and conditions of the Agreement are hereby affirmed and remain in full force and effect.


                              INTERNATIONAL TRADING & MANUFACTURING

                              By:  /s/ KLAUS MOELLER
                                   --------------------------------
                                   KLAUS MOELLER,
                                   its President

                              PANACHE, INC.

                              By:  /s/ DEIDRE HALL
                                   --------------------------------
                                   DEIDRE HALL,
                                   its President

                           [PANACHE, INC. LETTERHEAD]


VIA FACSIMILE (619) 793-8842 AND U.S MAIL


March 22, 1999


Mr. Klaus Moeller
International Trading & Manufacturing
11250 El Camino Real
Suite 100
San Diego, CA. 92130

                              Re: Radio Commercial

Dear Klaus:

     Please be advised that with respect to my recording additional radio commercials ("Further Services") for International Trading & Manufacturing, I agree to meet with you to discuss Further Services approximately ninety (90) days following completion of recording two (2) radio commercials pursuant to the Agreement, dated February 16, 1999.


                                             Very truly yours,

                                             /s/ DEIDRE HALL
                                             DEIDRE HALL